                                                                    EXHIBIT 11.1

            STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

      The following schedules reflect the information used in calculating the number of shares in the computation of net loss per common share for each of the periods set forth in the Statements of Operations.


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                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                        THREE MONTHS ENDED MARCH 31, 2001

Weighted Average Shares Outstanding:

     TOTAL          # DAYS
    SHARES       OUTSTANDING

   9,067,700   x         5   =   45,338,500

   9,077,338   x         2   =   18,154,676

   9,078,463   x        10   =   90,784,630

   9,078,888   x        22   =  199,735,536

   9,079,313   x        51   =  463,044,963
                    ------      -----------
                        90   =  817,058,305
                    ======      ===========


                                817,058,305 / 90  =  9,078,426
                                                     =========

Loss Per Share:

Net Loss plus dividend
 accrual plus accretion
 of offering costs            $ (2,272,505) =        $  (0.25)
                              ------------           ========
   Weighted Avg. Shares          9,078,426



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
               BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                      THREE MONTHS ENDED MARCH 31, 2000


Weighted Average Shares
Outstanding:

    TOTAL          # DAYS
    SHARES       OUTSTANDING

   6,572,135   x         4   =   26,288,540

   6,574,135   x         7   =   46,018,945

   6,576,135   x        15   =   98,642,025

   6,578,135   x        14   =   92,093,890

   6,591,135   x         1   =    6,591,135

   6,596,135   x         6   =   39,576,810

   6,624,189   x         8   =   52,993,512

   6,629,189   x         1   =    6,629,189

   6,691,762   x         6   =   40,150,572

   6,706,762   x         1   =    6,706,762

   6,723,424   x         3   =   20,170,272

   6,734,224   x        14   =   94,279,136

   6,734,917   x         4   =   26,939,668

   6,772,512   x         6   =   40,635,072

   7,016,029    x        1   =    7,016,029
                    ------      -----------
                        91   =  604,731,557
                    ======      ===========

                                604,731,557 /91    =  6,645,402
                                                      =========

Loss Per Share:

Net Loss plus dividend
 accrual plus accretion of
 offering costs                $ (1,777,300) =         $  (0.27)
                                -----------           ========
   Weighted Avg. Shares           6,645,402



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